Exhibit 10.10

AMENDMENT TO SHOPPING CENTER PURCHASE AGREEMENT

THIS AMENDMENT TO SHOPPING CENTER PURCHASE AGREEMENT (“Amendment”) is made as of October 20, 2010, by and between LAKESIDE PLAZA, LLC, a Virginia limited liability company (“Seller”), and PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Purchaser”).

RECITALS

A. Seller owns certain real property and the shopping center known as Lakeside Plaza and the other improvements thereon located in Salem, Virginia, as described on Exhibit A attached hereto, together with all appurtenant hereditaments, tenements, easements, rights, leases, rents, profits and issues (collectively, the “Property”).

B. Seller has agreed to sell and Purchaser has agreed to purchase the Property in accordance with and subject to the terms and conditions of that Shopping Center Purchase Agreement dated as of September 14, 2010 (the “Agreement”).

C. Seller and Purchaser have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

1. The definition of “Material Adverse Change” set forth in Section 1.11 of the Agreement is amended to read in its entirety:

“A material adverse change in the Property, the income generated or to be generated from the Property and/or the expenses to be incurred in operating the Property (e.g., two or more tenants cease, or either Major Tenant ceases, operating from the Property and/or terminate or terminates their or its Lease(s) and/or the announcement by any Major Tenant that it shall be closing its store from the Property, that it intends to close its store from the Property and/or that it has or intends to file for bankruptcy protection from its creditors.”

2. Subsection 1.4(iii) of the Agreement, captioned “Estoppel Condition”, is amended by deleting “30” and inserting “60” in its place on the next to last line, so that such line shall read in part, “shall be dated not earlier than 60 days prior to Closing . . .”.

3. Section 1.2 of the Agreement, captioned “Closing”, is revised to read in its entirety:

“The consummation of the transaction contemplated by this Agreement (“Closing”) shall occur, if at all, on a date no later than December 10, 2010, provided that the following Conditions have been satisfied or waived in writing by Purchaser by such date: (i) the Estoppel Condition; (ii) the condition set forth in Section 5.1 with respect to the occurrence of any Material Adverse Change is satisfied; and (iii) that from and after October 15, 2010 no material title condition has occurred or is existing after October 15 other than the conditions disclosed in the Commitment reviewed by Purchaser prior to that date. The Closing shall occur at or through the offices of the Title Company (defined below).”

4. Section 15.16 of the Agreement, captioned, “Further Covenant”, is modified in part by deleting the phrase beginning on line 3, “one or more tenants ceasing operations from the Property and/or terminating their Leaes, one or more major occupants of property adjoining the Property (i.e., so-called “shadow anchors”) ceasing operations from their respective premises,” and substituting in its place the phrase, “ two or more tenants, or either Major Tenant, ceasing operating from the Property and/or terminating its/their Lease(s)) and/or the announcement by any Major Tenant that it shall be closing its store from the Property, that it intends to close its store from the Property and/or that it has or intends to file for bankruptcy protection from its creditors”.

5. The parties acknowledge that payment of the $100,000 second installment of the Deposit pursuant to Section 1.6 of the Agreement has been made by Purchaser.

6. The Agreement, as amended hereby, is ratified and confirmed by the parties and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment.

PHILLIPS EDISON GROUP LLC, an Ohio limited liability company

By:	PHILLIPS EDISON LIMITED PARTNERSHIP,
a Delaware limited partnership,
Managing Member

	By:	PHILLIPS EDISON & COMPANY, INC.,
a Maryland corporation,
General Partner

		By:	/s/ Robert F. Myers
		Name:	Robert F. Myers
		Its:	Chief Operating Officer

“Purchaser”

LAKESIDE PLAZA, LLC,
a Virginia limited liability company

By:	/s/ Timothy F. Zitzman
	Name:	Timothy F. Zitzman
	Its:	Member

“Seller”